UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2026
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2027. Two member directors and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2026 (the "2025 10-K").

Christopher G. Palmer was re-elected as a member director representing the state of New Mexico. Mr. Palmer, age 56, serves as a director, President and Chief Executive Officer of Pioneer Bank in Roswell, New Mexico. He has served as a director of the Bank since January 2023. Mr. Palmer currently serves on the Board of Directors’ Audit Committee (for which he serves as Vice Chairman), Compensation and Human Resources Committee (for which he serves as Vice Chairman), and Strategic Planning, Operations and Technology Committee.

Max S. Yates was elected as a member director representing the state of Mississippi. Mr. Yates, age 68, serves as a director of BankPlus, a member of the Bank located in Ridgeland, Mississippi. He also serves as a director of BancPlus Corporation, a bank holding company which is subject to the requirements of section 15(d) of the Securities Exchange Act of 1934. BankPlus is a wholly owned subsidiary of BancPlus Corporation.

James D. Goudge was elected as an independent director. Based in San Antonio, Texas, Mr. Goudge, age 72, is a retired banker with over 42 years of experience in the banking industry at the time of his retirement in 2019. He retired as Chief Executive Officer of Broadway National Bank in San Antonio, Texas in 2016 and as Chairman of its board of directors in 2019. Subsequent to his retirement, he continued to serve Broadway National Bank, a member of the Bank, as an Executive Vice President and consultant to its Chief Executive Officer until early 2026. He previously served as a member director of the Bank from April 2014 to December 2025.

Finally, Lorraine Palacios was re-elected as a public interest independent director. Based in Austin, Texas, Ms. Palacios, age 48, serves as Senior Managing Director and Co-Head of Public Finance for Samuel A. Ramirez & Co., Inc. She has served as a director of the Bank since January 2023. Ms. Palacios currently serves on the Board of Directors’ Risk Management Committee, Affordable Housing and Economic Development Committee (for which she serves as Vice Chairman), and Government and External Affairs Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Mr. Yates and Mr. Goudge will be named have not been determined, nor has it been determined whether Mr. Palmer and Ms. Palacios will continue to serve on the same board committees in 2027.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2025 10-K.

Since January 1, 2025, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on October 28, 2026, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2027.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2027, there was one nominee for one member directorship representing the state of Mississippi and one nominee for one member directorship representing the state of New Mexico. There were no open member directorships for the states of Arkansas, Louisiana or Texas. For the two independent directorships commencing on January 1, 2027, there were two nominees. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Because Max S. Yates and Christopher G. Palmer were the sole nominees for the member directorships representing the states of Mississippi and New Mexico, respectively, such nominees were deemed elected without further action and therefore members were not required to cast votes for those positions.

There were 779 member institutions in the Bank's five-state district that were eligible to cast a total of 7,446,920 votes for each of the two independent directorships, of which 158 institutions cast a total of 1,948,694 votes for James D. Goudge and 141 institutions cast a total of 1,701,243 votes for Lorraine Palacios. Each nominee received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which he or she was nominated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	November 3, 2026	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer